UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 9, 2020

Superconductor Technologies Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15511 W. State Hwy 71, Suite 110-105, Austin, TX 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 650-7775
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SCON	The NASDAQ Stock Market LLC

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 10, 2020, Superconductor Technologies Inc. (the "Company" or "we" or "our") effected a one-for-ten (1-for-10) reverse stock split of our common stock, par value $0.001 (the "Reverse Stock Split"). The Company filed a Certificate of Amendment (the "Certificate of Amendment") of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), with the Secretary of State of the State of Delaware, to effect the Reverse Stock Split.  On that date the Company also reduced its authorized common stock by the same ratio as used in the Reverse Split, resulting in 25,000,000 authorized shares of common stock.

As previously described in detail in our definitive proxy statement filed with the Securities and Exchange Commission, at our annual meeting of stockholders adjourned to August 10, 2020, the stockholders approved amendment of our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of not less than 1-for-5 and not more than 1-for-25. Our board of directors thereafter selected the 1-for-10 reverse stock split ratio and authorized the implementation of the Reverse Stock Split, as well as the reduction in the authorized common stock noted above.

As a result of the Reverse Stock Split, every ten (10) shares of our pre-Reverse Stock Split common stock were combined and reclassified into one (1) share of our common stock. Our post-Reverse Stock Split common stock began trading on September 10, 2020 with a new CUSIP number of 867931 701.

No fractional shares will be issued in connection with the Reverse Stock Split.  Stockholders who otherwise would have been entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

Our transfer agent, Computershare Trust Company, is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock. Stockholders who hold their shares in brokerage accounts or in "street name" will not be required to take any action to effect the exchange of their shares.

On September 9, 2020, we issued a press release with respect to the Reverse Stock Split described herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Superconductor Technologies Inc. (the "Company" or "our") held its 2020 Annual Meeting of Stockholders (the "Annual Meeting") on September 2, 2020 which meeting was adjourned to allow additional time for voting on Proposal 3 in the Company’s proxy materials. Proposal 3 was the approval of an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of the Company's outstanding shares of common stock at a ratio of not less than 1:5 and not greater than 1:25 (the "Reverse Stock Split"), with the board of directors (the "Board") having the discretion to determine whether or not the Reverse Stock Split is to be effected at any time prior to the first anniversary date of the Annual Meeting and with the exact ratio of any reverse stock split to be set within the range as determined by the board in its discretion. At the time of the Annual Meeting, there were insufficient votes to pass proposal 3 to authorize the Reverse Stock Split. On the basis of the passage of proposal 4, approving any adjournment of the Annual Meeting to solicit additional votes for proposal 3, the Annual Meeting was adjourned to September 3, 2020, September 8, 2020 and again to September 9, 2020 at the Hill Country Galleria, Bee Cave, Texas 78738 to allow additional time for stockholders to submit their votes on proposal 3.

The number of shares of common stock entitled to vote at the Annual Meeting was 31,517,833 shares. The number of shares of common stock present or represented by valid proxy at the annual meeting was 20,075,864 shares. All proposals passed at the Annual Meeting. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted at the September 9, 2020 continuation of the Annual Meeting are set forth below:

Proposal 3:  Reverse Stock Split in the discretion of our Board of Directors.

The stockholders approved Proposal 3 (the approval of an amendment to the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to effect a reverse stock split of the Company's outstanding shares of common stock at a ratio of not less than 1:5 and not greater than 1:25 (the "Reverse Stock Split"), with the board of directors (the "Board") having the discretion to determine whether or not the Reverse Stock Split is to be effected at any time prior to the first anniversary date of the Annual Meeting and with the exact ratio of any reverse stock split to be set within the range as determined by the board in its discretion), as set forth below:

For	Against	Abstain	Broker Non-Votes
15,795,631	4,177,339	102,894	-

Other Proposals.

The results for the other proposals which were voted on at the Annual Meeting on September 2, 2020 are set forth in the Company’s Current Report on Form 8-K filed on September 3, 2020.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Superconductor Technologies Inc. filed with the Delaware Secretary of State on September 9, 2020, and effective at 12:01 a.m. on September 10, 2020.

99.1	Release dated September 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superconductor Technologies Inc.

Date: September 10, 2020	By:	/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer